EXHIBIT 99.1
POWER OF ATTORNEY
FOR THE EXECUTION OF SEC FORMS 3, 4, 5,
SCHEDULE 13D, 13G AND ANY AMENDMENTS THERETO
     The undersigned hereby constitutes and appoints each of Nancy W. Hickey, in her capacity as Senior Vice President, Chief Administrative Officer of Steelcase Inc., Jon D. Botsford, in his capacity as Senior Vice President, Chief Legal Officer and Secretary of Steelcase Inc., Liesl A. Maloney, in her capacity as Senior Corporate Counsel of Steelcase Inc. and Mary K. Aune, in her capacity as Manager, Corporate Governance and Securities Reporting Compliance for Steelcase Inc., signing singly, the undersigned’s true and lawful attorney-in-fact to:
1)	execute for and on behalf of the undersigned, with respect to the undersigned’s position as a director, officer or shareholder of Steelcase Inc., Form ID, Forms 3, 4 and 5 and any amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and Schedules 13D and 13G and any amendments thereto in accordance with Section 13(d) and (g) of the Securities Exchange Act of 1934 and the rules thereunder;

2)	perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, Forms 3, 4 or 5 or Schedule 13D or 13G and any amendments thereto and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3)	upon consultation with the undersigned, or such advisors as designated by the undersigned, take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.
     The undersigned hereby grants to each such attorney-in-fact full power and authority to perform any and every act deemed necessary or proper in the exercise of any of the rights and powers herein granted, and to the full extent and purpose as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact serve in such capacity at the request of the undersigned and are not assuming, nor is Steelcase Inc. assuming, any of the undersigned’s responsibilities to comply with Section 13 or 16 of the Securities Exchange Act of 1934.
     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form ID, Forms 3, 4 or 5 or Schedule 13D or 13G and any amendments thereto with respect to the undersigned’s holdings of and transactions in securities issued by Steelcase Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24 day of March, 2006.

/s/ Robert C. Pew II

Robert C. Pew II